ADDvantage Technologies Announces Leadership Changes in Telecommunications Segment

Damon Slachter Promoted to President of Triton Datacom;
Mike Burch Promoted to President of Nave Communications

Carrollton, Texas, April 4, 2022 – ADDvantage Technologies Group, Inc. (NASDAQ: AEY) (“ADDvantage Technologies” or the “Company”) today announced leadership changes at its Triton Datacom and Nave Communications business units. The changes include:

•Damon Slachter was promoted to President of Triton Datacom. Mr. Slachter started his career at Triton Datacom in 2013 and was responsible for building out the eCommerce website and handling related sales. Over the past nine years, he has developed the eCommerce team and moved from Retail Sales Associate to Director of Sales, and Vice President of Sales.
•Mike Burch was promoted to President of Nave Communications. Mr. Burch began his career with Nave in 2004, advancing through various sales leadership roles. He has helped to build a customer-focused organization, committed to providing the highest-quality and most cost-effective solutions for customers.
•Reginald Jaramillo Leal, who previously served as President of Telecommunications, overseeing both Triton and Nave, has left the company to pursue other opportunities. Reggie recently completed a Masters in Accounting to go along with his MBA and is interested in changing career paths.

Both Mr. Slachter and Mr. Burch will report to Michael Rutledge, Chief Financial Officer of ADDvantage Technologies.

“When Reggie took over two years ago our Telco division needed a strong Operations and Financial focus to streamline costs, improve efficiencies and finalize the relocation of Nave Communications at Palco Telecom in Huntsville, Alabama, and to finish the relocation of Triton Datcomm into its new facilities in Pembroke Park, Florida,” commented Mr. Rutledge. “Since then, both Nave and Triton have grown their revenue and profitability very nicely and we feel that it is now time, with Reggie’s departure, to focus on growing those businesses even more to realize their greater potential. These changes place experienced leadership with ideal skillsets in positions where they can drive maximum value. Mike and Damon have both steadily progressed through their respective organizations, taking on additional responsibility and proving themselves to be outstanding professionals under Reggie’s leadership. We could not be more excited to have Michael and Damon take on the roles of President for their respective business and look forward to the continued growth of Nave and Triton under their leadership. We wish Reggie the best of luck in his new ventures and we thank him for his service to our organization.”

Joe Hart, President and CEO of ADDvantage Technologies also announced that Jimmy Taylor, formerly President of Fulton Technologies Inc., has moved to the position of Chief Marketing Officer-Wireless effective April 1, 2022 and will be responsible for enhancing Customer Relationships, Sales and Marketing on a full-time basis in order to grow the Wireless business even further and maximize the 5G opportunity. Mr. Hart will assume operational responsibilities for Fulton along with his other duties as CEO.

“Jimmy Taylor is a tremendous resource for Fulton and is well known and highly respected across all circles in the Wireless Industry,” added Mr. Hart. “This is a chance for us to take advantage of the 5G window and let Jimmy focus on growing our business with new customers and enhancing our business with our existing customers with a singular focus not distracted by the day-to-day activity of Operations.”

About ADDvantage Technologies Group, Inc.

ADDvantage Technologies Group, Inc. (Nasdaq: AEY) is a communications infrastructure services and equipment provider operating a diversified group of companies through its Wireless Infrastructure Services and Telecommunications segments. Through its Wireless segment, Fulton Technologies provides turn-key wireless infrastructure services including the installation, modification and upgrading of equipment on communication towers and small cell sites for wireless carriers, national integrators, tower owners and major equipment manufacturers. Through its Telecommunications segment, Nave Communications and Triton Datacom sell equipment and hardware used to acquire, distribute, and protect the communications signals carried on fiber optic, coaxial cable and wireless distribution systems. The Telecommunications segment also offers repair services focused on telecommunication equipment and recycling surplus and related obsolete telecommunications equipment.

ADDvantage operates through its subsidiaries, Fulton Technologies, Nave Communications, and Triton Datacom. For more information, please visit the corporate web site at www.addvantagetechnologies.com.

Cautions Regarding Forward-Looking Statements

The information in this announcement may include forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, are forward-looking statements. These statements are subject to risks and uncertainties, which could cause actual results and developments to differ materially from these statements. A complete discussion of these risks and uncertainties is contained in the Company’s reports and documents filed from time to time with the Securities and Exchange Commission.

For further information:
Hayden IR
Brett Maas
(646) 536-7331
aey@haydenir.com
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